Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in this Registration Statement on Form S-8 of our report dated March 30, 2010 relating to the financial statements of Zoom Technologies, Inc., Affiliates and Subsidiaries (the "Company") for the years ended December 31, 2009 and 2008 which appear in the Company's Current Report on Form 10-K to be filed with the SEC on or about March 30, 2010.

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, California
March 30, 2010